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                                                                   EXHIBIT 10.18

                             ADVERTISING AGREEMENT

        This Agreement, dated as of April 22, 1999, is made and entered into by and between Amazon.com. Inc. ("Amazon.com"), and Pets.com. Inc. ("Company"), Amazon.com and Company sometimes are referred to collectively as the "Parties" and individually as a "Party." Amazon.com and Company agree as follows:

SECTION 1. DEFINITIONS

        "ADVERTISING PLACEMENT" means, [*] or other [*] provided for in Section 2 or Section 3.

        "AFFILIATE" means, with respect to either Party, any individual or entity that directly or indirectly controls, is controlled by or is under common control with that Party, or which Party beneficially owns at least [*] of the equity interests therein.

        "AMAZON.COM SITE" means the Web Site identified by the URL www.amazon.com (and any successors or replacements).

        "COMPANY SITE" means the Web Site identified by the URL www.Pets.com (and any successors or replacements).

        "CONFIDENTIAL INFORMATION" means non-public information and know-how of the Disclosing Party which, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential, or which has been or is designated as proprietary and/or confidential, including without limitation any information exchanged between the Parties under Sections 5.2 and 5.3 of this Agreement. Confidential Information does not include information that the Receiving Party can show: (a) was known by the Receiving Party prior to disclosure thereof by the Disclosing Party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; or (d) is independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party.

        "DISCLOSING PARTY" means a Party that discloses Confidential Information to the other Party in connection with this Agreement.

        "HOME PAGE" means, with respect to a Web Site, the Web page designated by the operator of the Web Site as the initial and primary end user interface for the Web Site.

        "INTELLECTUAL PROPERTY RIGHT" means any patent, copyright, trademark, trade dress, trade name or trade secret right and any other intellectual property or proprietary right.

        "JUMP PAGE" means the Web page maintained on the Amazon.com Site, by or for Amazon.com. in accordance with Section 2.1.1.


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        "NEW COMPANY CUSTOMER" means any individual or entity that accesses the
Company site via a hypertext link embedded in any Advertisement Placement on the Amazon.com Site and that either (a) [*] from Company or any or its Affiliates before leaving the Company Site by any means, or (b) places at least one product or service [*] or on a shopping list (or similar data construct) or otherwise identifies, selects or takes other affirmative steps [*] in a manner that is recorded and maintained on the Company Site, then [*] by any means, and subsequently [*] and purchases any such identified product or service.

        "NEW AMAZON.COM CUSTOMER" means any individual or entity that accesses the Amazon.com Site via a hypertext link embedded in any Advertising Placement on the Company Site and that either (a) [*] from Amazon.com or any of its Affiliates before leaving the Amazon.com Site by any means, or (b) places at least one product or service [*] or on a shopping list (or similar data construct) or otherwise identifies, selects or takes other affirmative steps to order a product or service in a manner that is recorded and maintained on the Company Site, then leaves [*] by any means, and subsequently returns to [*] such identified product or service.

        "RECEIVING PARTY" means a Party that receives Confidential Information from the other Party in connection with this Agreement.

        "TERM" means the term of this Agreement as defined in Section 9.

        "WEB SITE" means any point of presence maintained on the Internet or on any other public data network. With respect to any Web Site maintained on the World Wide Web or any successor public data network, such Web Site includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified by the same second-level domain (such as http://www.amazon.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are part of an integrated information or service offering.

SECTION 2. [*]

        2.1 [*]

                2.1.1 During the Term, Amazon.com will create and maintain a Web page within the Amazon.com Site that contains (a) [*] Amazon.com users [*], and
(b) a hypertext link that [*] Amazon.com [*] to the [*] of the [*]. The content, [*] and the [*]-related text and/or graphics contained in the Jump Page will be solely determined by Amazon.com after [*], subject to the implementation process outlined in Section 4 and the requirements of Section 6.3.

                2.1.2 During the Term, Amazon.com [*] on the Amazon.com Site [*] from [*] of the [*] to the

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Jump Page, in accordance with and subject to the terms and conditions of this
Agreement. The [*] links will be determined by Amazon.com after [*], subject to the implementation process outlined in Section 4, and will be limited by, among other things, the impact on user experience, availability of space and other business considerations. Notwithstanding anything to the contrary contained in this Agreement, [*] to place a [*] on the Home Page of the Amazon.com Site.

                2.1.3 Subject to Amazon.com's specific approval, and by way of example only, [*] (a) certain order confirmation and (b) relevant [*].

                2.1.4 If, during the Term, Amazon.com creates and maintains an area within the Amazon.com Site that [*] for the Web Sites [*]. Amazon.com will include a [*] in such area of the Amazon.com Site. The [*] will be determined by Amazon.com in [*].

        2.2 LAUNCH-RELATED PROMOTIONS

                2.2.1 Promptly after the execution of this Agreement, Amazon.com and Company will (a) prepare and distribute a press release announcing the transaction, and (b) [*]. If mutually agreed, [*]. The contents and timing of the release (or releases) [*], if any, will be mutually agreed by the Parties. Neither Party will [*], make any other disclosures regarding this Agreement or its terms [*] without the other Party's prior written consent.

                2.2.2 For a period of [*] following the date of this Agreement, Amazon.com will [*] to Company (as established by the Parties based on their reasonable determination as to [*] and subject to Amazon.com's [*]) to assist Company in the [*] of the [*] contemplated herein and the Company Site.

SECTION 3. OBLIGATIONS OF COMPANY

        During the Term, Company will place and maintain [*] of the Company Site such [*] as Amazon.com may [*] to Company, in accordance with and subject to the implementation process outlined in Section 4 and the other terms and conditions of this Agreement. The [*] will include a [*] on the Amazon.com Site as is [*]. The placement and size [*] will be determined by Company [*], subject to the implementation process outlined in Section 4, and will be

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limited by, among other things, the impact on user experience, availability of space and other business considerations.

SECTION 4. IMPLEMENTATION

        4.1 ACCOUNT MANAGERS. Each Party will assign an account manager (which manager shall be subject to change from time to time by the assigning Party upon written notice to the other Party) to facilitate coordination of the Parties' performance of their obligations hereunder (including, without limitation, in the creation and monitoring of the Advertising Placements).

        4.2 COOPERATION. During the Term, the Parties will cooperate in good faith and use commercially reasonable efforts to (a) establish and implement procedures and processes for [*] under this Agreement, and (b) [*] in accordance with such procedures and processes and the terms and conditions of this Agreement.

        4.3 APPROVAL. [*] placed on a [*] will be subject to such [*] prior to the time the same go live [*]. No such approval will be unreasonably withheld or delayed.

SECTION 5. [*]

        5.1 GENERAL. Except as expressly provided for elsewhere in this Agreement, each Party will be responsible for all [*] by such Party in [*] under this Agreement, and the [*] under this Agreement will be provided and undertaken by the Parties [*].

        5.2 [*]. Beginning with the [*] of the Term and for each [*] of the Term thereafter ("Quarter"), Company will, within [*] after the end of such Quarter, [*] for each [*] by the Company during the Quarter. Each [*] will be accompanied by a written statement setting forth the [*] and the Company's calculation of the [*] for such Quarter. Any [*] by Company [*] under this Section 5.2 will be [*] equal to [*] for [*] that Amazon.com acquires during the Quarter covered by such [*]. Any [*] when [*] will be subject to a [*] equal [*] per month or the [*] allowable by [*], [*] is less, determined and [*] from the date due until the date [*]. Payment of such [*] will not excuse or cure any breach or default for [*]. In no event will the Company be required to make more [*] to Amazon.com, nor Amazon.com be required to [*] made by the Company, during the Term with respect to any individual or entity that constitutes a [*] or a [*] Amazon.com [*], respectively.

        5.3 RECORDS AND AUDIT. Company will maintain complete and accurate records of [*]. Amazon.com will maintain complete and accurate records of [*]. Each Party may, at its expense, [*] no more than once every twelve months in order to [*] under this


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Agreement. Any such [*] be conducted, to the extent possible, in a manner that does not unreasonably [*] with the [*] operations. To the extent a Party uses an [*] to conduct such [*], the [*] shall agree in writing to maintain the confidentiality of information obtained during [*]. If any [*] an [*] of more than [*] of the [*] for any month, Company will [*] for the [*].

SECTION 6. PROPRIETARY RIGHTS

        6.1 [*]. Subject to the [*] to Company under Section 6.2, Amazon.com hereby reserves all of its right, title and interest in its Intellectual Property Rights including, without limitation, all right, title and interest in and to all trademarks, trade dress, logos, insignia and copyrightable materials supplied by Amazon.com to Company hereunder. Subject to the foregoing and [*] under Section 6.3. Company reserves all of its right, title and interest in its Intellectual Property Rights, including, without limitation, all right, title and interest in and to all trademarks, trade dress, logos, insignia and copyrightable materials supplied by the Company to Amazon.com.

        6.2 AMAZON.COM LICENSE. Arnazon.com hereby [*], during the Term, a [*] to use the [*], trademarks, service names and other proprietary marks [*] as [*] to perform its obligations under this Agreement; provided, however, that any [*] containing any of [*] will be subject to Amazon.com's prior written approval. All [*] out of any use of any of [*] by, through or under Company will inure solely to the benefit of [*].

        6.3 COMPANY LICENSE. Company [*] during the Term, a non-exclusive, [*] to use the [*] trademarks, service names and other proprietary marks and/or copyrightable materials supplied by Company as is reasonably necessary to perform its obligations under this Agreement; provided, however, that any [*] any of Company's marks will be subject to Company's prior written approval. All goodwill arising out of any use of any of Company's marks by, through or under Amazon.com will inure solely to the [*].

        6.4 NON-DISPARAGEMENT. Neither Company nor Amazon.com will use the other Party's [*] in a manner that disparages the other Party or its products or services, and/or portrays the other Party or its products or services in a false, competitively adverse or poor light. Each of Company and Amazon.com will comply with the other Party's requests as to the use of the other Party's proprietary marks and will avoid knowingly taking any action that diminishes the value of such marks. Either Party's use of the other [*] except as [*] is strictly prohibited.

        6.5 [*]. Each Party expressly acknowledges and agrees that the rights granted to the other Party in this Agreement [*] and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to [*] links, banner ads or other material, serving content, links, banner ads or other materials [*] or hosting or permitting [*]

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place links, content, banner ads or other material on [*] whether or not, in each such case, such content, links, banner ads or other materials [*] with the products, services, content or banner ads of [*].

SECTION 7. INDEMNITY

        7.1 AMAZON.COM. Amazon.com will defend and indemnify Company and its Affiliates against any claim or action brought by a third party, to the extent it is based on (a) the operation of the Amazon.com Site or (b) infringement of such third-party's Intellectual Property Rights by any materials provided by Amazon.com for display on the Company Site. Subject to Section 7.3, Amazon.com will pay any award against Company and its Affiliates, or their respective employees, directors or representatives and any costs and attorneys' fees reasonably incurred by them resulting from any such claim or action.

        7.2 COMPANY. Company will defend and indemnify Amazon.com and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent it is based on (a) the operation of the Company Site or (b) infringement of such third-party's Intellectual Property Rights by any materials provided by Company for display on any the Amazon.com Site. Subject to Section 7.3, Company will pay any award against Amazon.com or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by Amazon.com and its Affiliates resulting from any such claim or action.

        7.3 PROCEDURE. In connection with any claim or action described in this
Section 7, the Party seeking indemnification will (a) give the indemnifying Party prompt written notice of the claim, (b) cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (c) permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.

SECTION 8. DISCLAIMERS, LIMITATIONS AND RESERVATIONS

        8.1 COMPANY. COMPANY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE COMPANY SITE OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUE THAT AMAZON.COM MAY RECEIVE DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT AMAZON.COM MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

        8.2 AMAZON.COM. AMAZON.COM DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE


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AMAZON.COM SITE OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AMAZON.COM SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUES THAT MAY OCCUR DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT COMPANY MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

        8.3 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. EACH PARTY'S ENTIRE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (EXCEPT FOR LIABILITIES ARISING UNDER SECTION 6, RESULTING FROM THE PARTY'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, OR CONCERNING LIABILITY FOR DEATH OR PERSONAL INJURY), WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), WILL NOT EXCEED THE AMOUNTS TO BE PAID TO AMAZON.COM UNDER SECTION 5, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.

        8.4 RESPONSIBILITY FOR WEB SITES. Amazon.com will remain solely responsible for the operation of the Amazon.com Site, and Company will remain solely responsible for the operation of the Company Site. Each Party (a) acknowledges that the Amazon.com Site and the Company Site may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control, and (b) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site or service.

SECTION 9. TERM AND TERMINATION

        9.1 TERM. The Term of this Agreement will begin as of the date of this Agreement and, unless earlier terminated as provided elsewhere in this Agreement, will end automatically [*] of the date of this Agreement; provided that, not less than [*] days prior to the end of the Term, the Parties will negotiate in good faith in an attempt to agree on the terms and conditions of an extension of the Term (including, without limitation, [*] for [*] provided during such [*]). If, after using reasonable efforts, the Parties are unable to agree upon such terms and conditions, neither Party will have any obligation to continue its participation in the negotiations.

        9.2 TERMINATION FOR BREACH. Without limiting any other rights or remedies (including, without limitation, any right to seek damages and other monetary relief) that either Party may have in law or otherwise, either Party may terminate this Agreement if the other Party materially breaches its obligations hereunder, provided that (a) the non-breaching Party sends written notice to the breaching Party describing the breach, and (b) the breaching Party does not cure the breach within thirty (30) days following its receipt of such notice.


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        9.3 OTHER TERMINATION RIGHTS. Either Party may terminate this Agreement if the other Party (a) has a receiver or administrative receiver appointed for it or over its undertakings or assets, (b) passes a resolution for winding up or a court of competent jurisdiction makes an order to that effect and such order is not discharged within ninety (90) days, (c) enters into any voluntary arrangement with its creditors for the benefit of its creditors, (d) becomes subject to an administration order, or (e) ceases to carry on business.

        9.4 EFFECT OF TERMINATION. On termination of this Agreement: (a) each Party in receipt, possession or control of the other Party's intellectual or proprietary property, information and materials pursuant to this Agreement must return to the other Party (or at the other Party's written request, destroy) such property, information and materials, (b) each Party must, subject to receiving written consent to the contrary from the other Party, immediately remove all links to the other Party's Web Site from its own Web Site, and (c) each Party must cease use of, and remove from its Web Site, all of the trademarks, trade dress, logos, insignia and copyrightable materials supplied by the other Party hereunder. Sections 5, 6, 7, 8, 9 and 10 (together with all other provisions that reasonably may be interpreted as surviving termination or expiration of this Agreement) will survive the termination or expiration of this Agreement.

SECTION 10. MISCELLANEOUS

        10.1 INDEPENDENT CONTRACTORS. The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement or legally binding commitment or statement on the other's behalf of or in the other's name.

        10.2 NONDISCLOSURE. Each Party will protect the Confidential Information of the other Party from misappropriation and unauthorized use or disclosure, and at a minimum, will take precautions at least as great as those taken to protect its own confidential information of a similar nature. Without limiting the foregoing, the Receiving Party will: (a) use such Confidential Information solely for the purposes for which it has been disclosed; and (b) disclose such Confidential Information only to those of its employees, agents, consultants, and others who have a need to know the same for the purpose of performing this Agreement and who are informed of and agree to a duty of nondisclosure. The Receiving Party may also disclose Confidential Information of the Disclosing Party to the extent necessary to comply with applicable law or legal process, provided that the Receiving Party uses reasonable efforts to give the Disclosing Party prompt advance notice thereof. Upon request of the other Party, or in any event upon any termination or expiration of the Term, each Party shall return to the other all-materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other Party.

        10.3 COMPLIANCE WITH LAWS. In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect, remit and otherwise be responsible such taxes as may be imposed upon such Party in the first instance with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided
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responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

        10.4 NOTICES. Any notice or other communication under this Agreement given by either Party to the other Party will be in writing and will be deemed properly given when sent to the intended recipient by registered letter, receipted commercial courier, or electronically receipted facsimile transmission (acknowledged in like manner by the intended recipient) at its address specified below its signature at the end of this Agreement, and in the case of Amazon.com. with a copy to Amazon.com. Inc., 1516 Second Avenue, Seattle, WA 98101, USA,
Facsimile: 206-834-7010, Attn: General Counsel; provided, that no notice of termination of this Agreement shall be deemed properly given unless sent by registered mail to such address(es) and to the attention of such officer(s). Either Party may from time to time change such address or individual by giving the other Party notice of such change in accordance with this Section 10.4.

        10.5 ASSIGNMENT. Neither Amazon.com nor Company may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be withheld unreasonably), except to (a) any corporation resulting from any merger, consolidation, or other reorganization involving the assigning Party, (b) any of its Affiliates, or (c) any person or entity to which the assigning Party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns.

        10.6 NONWAIVER. The failure of either Party to enforce any provision of this Agreement will not constitute a waiver of the Party's rights to subsequently enforce the provision. The remedies specified in this Agreement are in addition to any other remedies that may be available in law.

        10.7 ENTIRE AGREEMENT. This Agreement (a) represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter, (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each Party, and (c) will be interpreted, construed and enforced in all respects in accordance with the laws of the laws of the State of Washington, without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions. No breach of this Agreement by either Party shall affect the rights or obligations of either Party under any other Agreement
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amended or modified only by a written instrument signed by a duly authorized agent of each Party, and (c) will be interpreted, construed and enforced in all respects in accordance with the laws of the laws of the State of Washington, without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions. No breach of this Agreement by either Party shall affect the rights or obligations of either Party under any other Agreement between the Parties; rather, the same will remain in full force and effect.

Amazon:                                     Company:

AMAZON.COM, INC.                            PETS.COM, INC.

By: /s/ RAM SHRIRAM                        By: /s/ JULIE WAINWRIGHT
   -------------------------------             ---------------------------------

Title: V.P. Business Development            Title:  CEO
      ----------------------------                ------------------------------

Date: April 20, 1999                        Date: 4/22/99
     ----------------------------                -------------------------------


Notice Address:                             Notice Address


Amazon.com Incorporated                     Pets.com, Inc.
1516 Second Ave., Floor 2                   87 N. Raymond Avenue, Suite 850
Seattle, WA  98101                          Pasadena, CA  91103
Facsimile:  206.834.7010                    Facsimile:  626.794.8500



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